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                                                                  EXHIBIT 4.15


                PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
                           ELIGIBLE HOLDER AGREEMENT

         THIS AGREEMENT is made this 25th day of March, 1997, by and between the PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY, a public corporation organized under the laws of the Commonwealth of Pennsylvania with its principal office at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102-1444 (herein called "Agency") and The First National Bank of Chicago as Trustee for the PNC Student Loan Trusts

                          (herein called the "Holder")

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Agency was created by the Act of August 7, 1963, P.L. 549 (herein called the "Act") for the purpose of improving higher educational opportunities and to that end the Agency is empowered to guarantee loans of money.

         WHEREAS, the Holder wishes to become an approved holder of loans which are guaranteed by the Agency and were transferred, conveyed, sold or assigned to the Holder by an eligible lender in the Agency's program.

         NOW THEREFORE, the parties hereto, in consideration of the mutual promises hereinafter set forth, do covenant and agree as follows:

         1. Within such limits as may be set by it, the Agency shall guarantee the full amount of all loans held by the Holder which are eligible for such guarantee under the Act, the regulations issued under the Act and the Rules and Regulations and policies of the Agency, which Act, regulations, Rules and Regulations and policies as they may be from time to time amended are made part of this Agreement.

         2. The Agency agrees to purchase eligible loans held by the Holder provided such loans are in default (as defined by the Act, regulations, Rules and Regulations and policies identified above); the loan was made in accordance with the Act, regulations, Rules and Regulations and policies identified above; the Holder has otherwise exercised due diligence in the servicing and collection of such loans; and, title to the loan note has been subrogated to the Agency.

         3. The Holder shall maintain for all loans guaranteed a system of records and accounts, shall afford access thereto, and shall furnish such periodic and separate


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             reports as may reasonably be required by the U.S. Secretary of
             Education and the Agency, under the Act, regulations, Rules and Regulations and policies identified above. For loans paid in full or otherwise discharged the records shall be retained by the Holder as required by the Act, regulations, Rules and Regulations, and policies identified above.

         4. The Holder agrees to comply with all applicable Federal and State laws.


         5. The Agency shall guarantee loans without regard to sex, age, race, color, religion, handicapped status, income, national origin or any other basis prohibited by applicable law and the Holder shall not discriminate in the treatment of any eligible borrower on any prohibited basis.

         6. This Agreement shall apply to any and all loans held by the Holder which are (i) guaranteed by the Agency and (ii) were transferred, conveyed, sold or assigned to the Holder by an eligible lender in the Agency's program.

         7. This Agreement may be terminated by the Agency in the manner provided for by the Agency's Rules and Regulations or by the Holder upon thirty (30) days written notice to the Agency. The Agency may suspend or limit this Agreement in the manner provided for by the Agency's Rules and Regulations. Termination, limitation or suspension of this Agreement shall not affect the coverage of loans previously guaranteed.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and shall be deemed to have executed such on the day, month and year first above written.

                                               PENNSYLVANIA HIGHER EDUCATION
                                                     ASSISTANCE AGENCY

ATTEST: /s/ DONNA J. BEFE                      BY: /s/ MICHAEL H. HERSHOCK
       ----------------------------               --------------------------
                                                     Michael H. Hershock
                                                       President & CEO
                                                  --------------------------
                                                            Title


                                             The First National Bank of Chicago
                                             as Trustee for the PNC Student
                                             Loan Trusts

ATTEST: /s/ D. FANNING                       BY: /s/ JEFFREY L. KINNEY
       ----------------------------             --------------------------
       D. Fanning                            Federal Tax ID#  36-4142114
       Assistant Vice President                             --------------
                                                Assistant Vice President
                                                --------------------------
                                                            Title


Approved as to form and legality               Approved as to form and legality
this 25th day of March, 1997.                  this      day of      , 199 .

                                               THE ATTACHED AGREEMENT HAS BEEN
                                               PRE-APPROVED BY THE OFFICE OF
                                               THE ATTORNEY GENERAL.

/s/ Sheila Dow Land                            DOC. NO. 970325-02
---------------------------------              ---------------------------------
      PHEAA Legal Counsel                            Deputy Attorney General


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